Exhibit 24.2

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jason Trevisan and Kathleen Patton, or either one of them, his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to:

(1)                                 execute for and on behalf of the undersigned, an officer, director or holder of 10% of more of a registered class of securities of CarGurus, Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder;

(2)                                 do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)                                 take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required for, the undersigned;

it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned no being longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) with respect to each attorney-in-fact, such time as such attorney-in-fact shall no longer be employed by the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of October, 2017.

The Langley Steinert Irrevocable Family Trust

dated June 21, 2004

By:	/s/ Hilary Steinert	Date: 10/4/2017
Name: Hilary Steinert
Title: Trustee

By:	/s/ Mary Erdoes	Date: 10/6/2017
Name: Mary Erdoes
Title: Trustee

By:	/s/ Peter Blommer	Date: 10/4/2017
Name: Peter Blommer
Title: Trustee

By:	/s/ Lawrence I. Silverstein	Date: 10/4/2017
Name: Lawrence I. Silverstein
Title: Trustee